SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



        Date of report (Date of earliest event reported)
                        December 5, 2000
                   ------------------------
-



                       UNOCAL CORPORATION
            -----------------------------------------
     (Exact name of registrant as specified in its charter)




                            Delaware
                    -------------------------
         (State or Other Jurisdiction of Incorporation)



      1-8483                       95-3825062
------------------------           ----------------
(Commission File Number)          (I.R.S. Employer
                                   Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California  90245
--------------------------------------------------------- -------
(Address of Principal Executive Offices)               (Zip Code)



                           (310)  726-7600
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      (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

On December 5, 2000, Unocal Corporation issued the following news release:
                           Contact:     Barry Lane (Media)
                                        310-726-7731
                                        Robert Wright (Investors)
                                        310-726-7665


              Unocal names Charles Williamson CEO,
                 Timothy Ling President and COO,
           and John Creighton Non-Executive Chairman;
        Roger Beach To Retire after Distinguished Career
        ------------------------------------------------

     El Segundo, California, Dec. 5, 2000 - Unocal Corporation said today its board of directors has elected Charles R. Williamson as Chief Executive Officer, effective Jan. 1, 2001. Williamson, currently Executive Vice President, International Operations, will succeed Roger C. Beach, who will retire as Chairman and CEO at the end of December.
     The company also announced that Timothy H. Ling has been named President and Chief Operating Officer. Ling is currently Executive Vice President, North American Operations. John W. Creighton, Jr., one of Unocal's outside directors, has been elected Non-Executive Chairman of the Board of Directors. Both appointments are effective Jan. 1, 2001.
     "The timing of my retirement is part of an orderly succession that the Board and I have been working on for the past two years," Beach said. "Chuck Williamson brings global experience and a track record of success to the CEO position. He can take Unocal to the next level of performance and capture the full value of our growth portfolio. Chuck, Tim and Terry Dallas, our Chief Financial Officer, will form a truly high-performance, complementary management team."
     Beach, 64, has been the company's CEO since 1994 and Chairman since 1995. He has led Unocal's transformation from an integrated oil and gas company with extensive refining and marketing operations in the United States to one of the world's largest independent exploration and production companies, with major energy development activities overseas. Beach will retire after nearly 40 years with the company.
     "Under Roger Beach's leadership, Unocal has developed one of the industry's best growth portfolios, with high-potential exploration programs in four of the world's major deepwater basins," Williamson said. "We will achieve record earnings and cash flow in 2000. The entire organization has benefited from Roger's leadership and vision."
     Williamson, 52, joined Unocal in 1977. He has spent his career in exploration and production, holding senior positions of increasing responsibility in the United Kingdom, The Netherlands, and Thailand. He was named Executive Vice President, International Energy Operations, and a member of Unocal's Board of Directors in 1999. Williamson holds a Ph.D. in geology from the University of Texas at Austin.
     Ling, 42, joined Unocal in 1997 as CFO. He was named Executive Vice President, North American Energy Operations, and a member of Unocal's Board of Directors in 1999. Previously, Ling was a partner with McKinsey & Company. He received a bachelor of science (BS) degree from Cornell University and a master of business administration (MBA) degree from Stanford University.
     Creighton, 68, was President and CEO of Weyerhaeuser Company from 1991 until his retirement in 1997. He was elected to Unocal's Board of Directors in 1995. He is also a director of UAL, Inc.
     About Unocal Corporation
     Unocal is one of the world's leading independent natural gas and crude oil exploration and production companies.
     At year-end 1999, Unocal had worldwide natural gas reserves of 6.6 trillion cubic feet, representing two-thirds of the company's overall hydrocarbon reserves. Unocal's net worldwide natural gas production currently averages 2 billion cubic feet
per  day.   This includes about 1 billion cubic feet per  day  in
North America, where Unocal is one of the largest independent natural gas producers.
     For additional information about Unocal's global activities, visit the company's web site at www.unocal.com.

                            * * * * *

Forward-looking statements in this news release are based on assumptions concerning market, operational, competitive, regulatory, environmental, and other considerations. Actual results could differ materially as a result the foregoing and other factors as outlined in Unocal's 1999 Form 10-K report filed with the Securities and Exchange Commission.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    UNOCAL CORPORATION
                                        (Registrant)




Date:  December 5, 2000         By:  /S/ Terry G. Dallas
-----------------------              ----------------------
                                     Terry G. Dallas
                                     Chief Financial Officer